NYSE MKT Equities Exchange Symbol - UEC

Uranium Energy Corp Reports Production Permitting Advances at Burke Hollow and Palangana in South Texas and Appoints New Vice President

  For the Burke Hollow ISR Project, the Mine Permit, Aquifer Exemption and Two Disposal Well Applications have advanced to the technical review stage with the Texas Commission on Environmental Quality (TCEQ).

  The Radioactive Material License application for Burke Hollow has been submitted to TCEQ.

  Regarding expansion of the operating Palangana ISR Project, draft permits for the Mine Area, Aquifer Exemption Expansion and Production Area Authorization for PAA-4 have been issued. The draft Radioactive Material License amendment for PAA-4 has also been issued.

  Appointment of Craig Wall as Vice President of Environmental, Health and Safety

Corpus Christi, TX, October 1, 2014 - Uranium Energy Corp (NYSE MKT: UEC, the "Company") is pleased to announce that the Mine Permit and Aquifer Exemption Applications for its Burke Hollow In-Situ Recovery (ISR) Project in Bee County, Texas, are administratively complete. The applications have now moved forward into the technical review stage of the permitting process with the Texas Commission on Environmental Quality (TCEQ).

Additionally, two Class I waste disposal well applications were submitted in July. These applications have been declared administratively complete and are now under technical review with the TCEQ.

The Radioactive Material License (RML) application for Burke Hollow has also been completed and submitted to the TCEQ. It was the last major application to be submitted for the project. As permitting progresses at Burke Hollow, the air permit exemption application will be submitted followed by the initial production area authorization application to complete all necessary permits for production.

Regarding the Company's Palangana ISR Project, draft permits for the Mine Permit and Production Area Authorization for PAA-4 have been issued. In addition, the draft Aquifer Exemption Order to expand the aquifer exemption boundary for PAA-4 has been issued. The draft RML license for PAA-4 has also been issued, moving this project one step closer to increased production capabilities. The final steps to approve new production at Palangana will include issuance of final permits and concurrence of the Aquifer Exemption.

The Company is also pleased to announce the appointment of Craig Wall as Vice President of Environmental, Health and Safety. Craig, the Company's Environmental, Health and Safety Manager for the past three years, has extensive experience with permitting of ISR projects, regulatory compliance and decommissioning in this area. His past experience includes serving as Environmental, Health and Safety Supervisor for Mestena Uranium LLC, a Safety Coordinator for the City of Corpus Christi and a Safety Specialist at the M.D. Anderson Cancer Center in Houston. Since 2012, he has served as the chairman of the Texas Mining and Reclamation Association Uranium Committee serving to educate the public, regulators and policy makers on the value and safety of uranium mining in Texas.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the operating Palangana in-situ recovery mine and the Goliad in-situ recovery project which is currently in construction. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

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Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.